EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Skyworks Solutions, Inc.:
We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312, No. 333-100313, No. 333-122333, No. 333-131628, No. 333-131629, No. 333-132880 and No. 333-134375) and Form S-3 (No. 333-92394, No. 333-102157, No. 333-103073 and No. 333-107846) of our reports dated December 13, 2006, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 29, 2006 and September 30, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 29, 2006 and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of September 29, 2006, and the effectiveness of internal control over financial reporting as of September 29, 2006, which reports appear in the September 29, 2006 annual report on Form 10-K of Skyworks Solutions, Inc.
As discussed in note 2 to the consolidated financial statements, Skyworks Solutions, Inc. adopted Statement of Financial Accounting Standards No. 123(R), “Share - Based Payment,” effective October 1, 2005.
/s/ KPMG LLP
Boston, Massachusetts
December 13, 2006